                                                   Registration No. 333-_______

As filed with the Securities and Exchange Commission on September 18, 2001

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ___________________________

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               __________________

                         SEAVIEW VIDEO TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                                             87-0438640
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)

   111 Second Avenue N.E., Suite 1600
        St. Petersburg, Florida                                 33701
(Address of principal executive offices)                      (Zip Code)

                          2001 Consultant Services Plan
                            (Full title of the plan)

        George Bernardich                                 Copy to:
     Chief Executive Officer
111 Second Avenue N.E., Suite 1600               Martin A. Traber, Esquire
     St. Petersburg, Florida                           Foley & Lardner
          (727) 866-3660                     100 North Tampa Street, Suite 2700
(Name, address and telephone number,                Tampa, Florida 33602
including area code, of agent for service)            (813) 229-2300
                           __________________________

                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ----------------------- ---------------------
                                                  Proposed Maximum        Proposed Maximum
Title of Securities to       Amount to be        Offering Price Per      Aggregate Offering         Amount of
     be Registered            Registered                Share                  Price             Registration Fee
------------------------ ---------------------- ---------------------- ----------------------- ---------------------
     Common Stock,
    $.001 par value         105,000 shares            $.36 (1)              $37,800 (1)               $9.45
------------------------ ---------------------- ---------------------- ----------------------- ---------------------

(1)     Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average
(any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on September 17, 2001.

                        _________________________________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission
("Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents have been previously filed by Seaview Video
Technology, Inc. (the "Company") with the Commission and are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 2000, which includes audited financial statements as of and for the year ended December 31, 2000.

     (b) The 10-Q Report filed by the Company for the fiscal quarter ending June
30, 2001;

     (c) All other reports filed by the Company pursuant to Section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

     All documents subsequently filed by the Company pursuant to Sections 13(a),
13(c), 14 and 15(d) of the Exchange Act after the date of filing of this
Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this
Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted under Nevada law.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

     The following exhibits have been filed (except where otherwise indicated)
as part of this Registration Statement:

        Exhibit No.                  Exhibit

           (4)             2001 Consultant Services Plan

           (5)             Opinion of Foley & Lardner

         (23.1)            Consent of Carol McAtee, CPA

         (23.2)            Consent of Foley & Lardner (contained in Exhibit 5
                                hereto)

          (24)             Power of Attorney relating to subsequent amendments
                                (included on the signature page to this
                                Registration Statement)

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the
Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the
Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, and State of Florida, on this
17th day of September, 2001.

                                               SeaView Video Technology, Inc.

                                               By: /s/ George S. Bernardich, III
                                                   George S. Bernardich, III
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints George S. Bernardich, III his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

     Signature                           Title                      Date

/s/ George S. Bernardich, III   Chief Executive Officer
GEORGE S. BERNARDICH, III       (Principal Executive Officer) SEPTEMBER 13, 2001

/s/ Douglas Bauer               Chief Financial Officer
DOUGLAS BAUER                   (Principal Executive Officer) SEPTEMBER 13, 2001

/s/ James R. Cox
JAMES R. COX                    Secretary and Treasurer       SEPTEMBER 13, 2001

/s/ Myles J. Gould
MYLES J. GOULD                  Director                      SEPTEMBER 13, 2001

/s/ Bradford M. Gould
BRADFORD M. GOULD               Director                      SEPTEMBER 13, 2001

                                  EXHIBIT INDEX

          SeaView Video Technology, Inc. 2001 Consultant Services Plan

       Exhibit No.                    Exhibit

           (4)              2001 Consultant Services Plan

           (5)              Opinion of Foley & Lardner

          (23.1)            Consent of Carol Atee, CPA

          (23.2)            Consent of Foley & Lardner (contained in Exhibit 5
                            hereto)

           (24)             Power of Attorney relating to subsequent amendments
                            (included on the signature page to this Registration
                            Statement)